UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 25, 2019

Commission File Number:  001-32420

True Drinks Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Nevada (State or other jurisdiction of incorporation or organization)	84-1575085 (IRS Employer Identification No.)

2 Park Plaza, Suite 1200, Irvine, California 92614
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Explanatory Note

True Drinks Holdings, Inc. (the “Company”) is filing this Amendment to its Current Report on Form 8-K filed with the SEC on April 30, 2019 (the “Original 8-K”) in order to correct (i) certain computations included in the first paragraph of Item 2.01 with respect to the breakdown of the number of each series of Company securities issued as part of the Units in connection with the Exchange, as defined below, (ii) the number of shares issuable upon exercise of warrants issued to the placement agent in connection with the Exchange, as set forth in the fifth paragraph of Item 2.01, and (iii) the conversion price of the Company’s Series A Convertible Preferred Stock, included in paragraph three of the section entitled “Creation of Series A Preferred” in Item 5.03.

This Amendment is filed solely to correct the foregoing, and no additional changes to the other information furnished with the Original 8-K have been made. Accordingly, Items 2.01 and 5.03 are amended and restated in their entirety, as set forth below. All other disclosure included in the Original 8-K remains unchanged by this Amendment. Therefore, this Amendment should be read in conjunction with the Original 8-K, including each of the exhibits attached thereto.

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 26, 2019 (the “Closing Date”), the Company entered into a Securities Exchange Agreement, in the form attached to this Current Report as Exhibit 10.2 (the “Exchange Agreement”), with each of the members (“Members”) of Charlies Chalk Dust, LLC, a Delaware limited liability company (“CCD”), and certain direct investors (“Direct Investors”), pursuant to which the Company acquired all outstanding membership interests of CCD beneficially owned by the Members in exchange for the issuance by the Company of units (“Units”), with such Units consisting of an aggregate of (i) 15,655,538,349 shares of Common Stock (which includes the issuance of an aggregate of 1,396,305 shares a newly created class of Series B Convertible Preferred Stock, par value $0.001 per share (“New Series B Preferred”), convertible into an aggregate of 13,963,047,716 shares of Common Stock, issued to certain individuals in lieu of Common Stock); (ii) 206,249 shares of a newly created class of Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred”), convertible into an aggregate of 4,654,349,239 shares of Common Stock; and (iii) warrants to purchase an aggregate of 3,102,899,493 shares of Common Stock (the “Investor Warrants,” and together with the Common Stock, Series A Preferred and New Series B Preferred, the “Securities”) (the “Exchange”). As a result of the Exchange, CCD became a wholly owned subsidiary of the Company.

The Investor Warrants, a form of which is attached to this Current Report as Exhibit 4.1, have a term of five years, and are exercisable at a price of $0.0044313 per share, subject to certain adjustments. The Investor Warrants may be exercised at any time at the option of the holder; provided, however, that the Investor Warrants shall not become exercisable unless and until such time that the Company has amended its Amended and Restated Articles of Incorporation, as amended (“Charter”), to increase the number of shares authorized for issuance thereunder by a sufficient amount to allow for the conversion and/or exercise of all Securities issued to the Members and Direct Investors in the Exchange (the “Increase in Authorized”). In addition, pursuant to the terms of the Investor Warrants, a holder may not exercise any portion of the Investor Warrants in the event that such exercise would result in the holder and its affiliates beneficially owning in excess of 4.99% of the Company’s issued and outstanding Common Stock immediately thereafter, which limit may be increased to 9.99% at the election of the holder.

As a condition to entering into the Exchange, the Company was required to convert all of its currently issued and outstanding Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, and Series D Convertible Preferred Stock (collectively, the “Old Preferred”), and existing indebtedness, into shares of Common Stock. See Item 5.03 below. In addition, upon consummation of the Exchange, CCD was provided with the right to appoint two directors to the Company’s Board of Directors. See Item 5.02 below.

In connection with the Exchange, the Company also entered into Registration Rights Agreements (the “Registration Rights Agreements”), a form of which is attached to this Current Report as Exhibit 10.3, with each of the Members and Direct Investors, pursuant to which the Company agreed to use its best efforts to file a registration statement with the Securities and Exchange Commission no later than 30 days after the Closing Date in order to register, on behalf of the Members and Direct Investors, the shares of Common Stock, shares of Common Stock issuable upon conversion of the Series A Preferred and New Series B Preferred, and shares of Common Stock issuable upon exercise of the Investor Warrants. See Item 5.03 below.

Immediately prior to, and in connection with, the Exchange, CCD consummated a private offering of membership interests that resulted in net proceeds to CCD of approximately $27.5 million (the “CCD Financing”). Katalyst Securities LLC (“Katalyst”) acted as the sole placement agent in connection with the CCD Financing pursuant to an Engagement Letter entered into by and between Katalyst, CCD and the Company on February 15, 2019, a copy of which is attached to this Current Report as Exhibit 10.4, which was amended on April 16, 2019, a copy of which amendment is attached to this Current Report as Exhibit 10.5 (“Amended Engagement Letter”). As consideration for its services in connection with the CCD Financing and Exchange, the Company issued to Katalyst and its designees five-year warrants to purchase an aggregate of 930,869,848 shares of Common Stock at a price of $0.0044313 per share (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as those set forth in the Investor Warrants.

As additional consideration for advisory services provided in connection with the CCD Financing and Exchange, the Company issued an aggregate of 902,661,671 shares of Common Stock (the “Advisory Shares”), including to Scot Cohen, a member of the Company’s Board of Directors, pursuant to a Subscription Agreement, a copy of which is attached to this Current Report as Exhibit 10.6.

The Exchange resulted in a change of control of the Company, with the Members and Direct Investors owning approximately 85.7% of the Company’s outstanding voting securities immediately after the Exchange, and the Company’s current stockholders beneficially owning approximately 14.3% of the issued and outstanding voting securities, which includes the Advisory Shares. Together, Ryan Stump and Brandon Stump, the founders of CCD and the Company’s newly appointed Chief Executive Officer and Chief Operating Officer, respectively, own in excess of 50% of the Company’s issued and outstanding voting securities as a result of the Exchange. Upon issuance of the Common Stock, conversion of the Series A Preferred and New Series B Preferred, and exercise of the Investor Warrants and Placement Agent Warrants issued in connection with the Exchange, and assuming that the Company’s Charter is further amended to effect the Increase in Authorized, it is anticipated that the Company shall have an aggregate of approximately 27.7 billion shares of Common Stock issued and outstanding, of which approximately 24.3 billion shares issued or issuable in connection with the Exchange are and shall be restricted until such time as such shares are registered under the Securities Act or an exemption therefrom is available to permit the resale of such shares.

The Common Stock, Series A Preferred, New Series B Preferred, Investor Warrants, Placement Agent Warrants and Advisory Shares issued in connection with the Exchange were issued without registration and are subject to restrictions under the Securities Act, and the securities laws of certain states, in reliance on the private offering exemptions contained in Section 4(a)(2) of the Securities Act and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering.

The foregoing descriptions of the Exchange Agreement, Investor Warrants, Registration Rights Agreement, Engagement Letter, Amended Engagement Letter and Subscription Agreement do not purport to be complete, and are qualified in their entirety by reference to the same, attached to this Current Report as Exhibits 10.2, 4.1, 10.3, 10.4, 10.5 and 10.6, respectively, each of which are incorporated by reference herein.

On April 29, 2019, the Company issued a press release announcing the Exchange, a copy of which is attached to this Current Report as Exhibit 99.1, and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Restructuring of the Old Series B Preferred, Old Series C Preferred and Old Series D Preferred

On April 26, 2019, in connection with the Exchange, the Company filed Amendments to the Certificate of Designation After Issuance of Class or Series with the Secretary of State of the State of Nevada to amend the Certificates of Designation, Preferences, Rights and Limitations, as amended (each, a “COD”), of the Company’s Old Preferred, consisting of Series B Convertible Preferred Stock (“Old Series B Preferred”), Series C Convertible Preferred Stock (“Old Series C Preferred”) and Series D Convertible Preferred Stock (“Old Series D Preferred”) (the “Amendments”). Each of the CODs were amended to provide the Company with the right, at its election, to convert all of the issued and outstanding shares of Old Preferred into Common Stock, at a price of $0.25 per share in the case of the Old Series B Preferred, and $0.025 per share in the case of the Old Series C Preferred and Old Series D Preferred. In addition, the Series B Preferred COD was amended to remove Section 8 in its entirety, which required the Company to redeem all outstanding shares of Old Series B Preferred under certain circumstances. Copies of the Second Amended and Restated COD of the Old Series B Preferred, Fourth Amended and Restated COD of the Old Series C COD, and First Amended and Restated COD of the Series D COD are attached to this Current Report as Exhibits 3.1, 3.2 and 3.3, respectively.

Prior to effecting each of the Amendments, the Company obtained written consent from the holders of the requisite number of outstanding shares of Old Series B Preferred, Old Series C Preferred and Old Series D Preferred, as set forth in their respective CODs, to effect such Amendments.

Immediately after effecting the Amendments, the Company provided each holder of the Old Series B Preferred, Old Series C Preferred and Old Series D Preferred with a Mandatory Conversion Notice, pursuant to which the Company converted all outstanding shares of the Old Preferred into an aggregate of 580,385,360 shares of Common Stock.

Promptly after distributing the Mandatory Conversion Notices to all holders of the Old Preferred, the Company filed Certificates of Withdrawal for each of the Old Series B Preferred, Old Series C Preferred and Old Series D Preferred, copies of which are attached to this Current Report as Exhibits 3.4, 3.5 and 3.6, respectively, with the Secretary of State of the State of Nevada, thereby eliminating the Old Series B Preferred, Old Series C Preferred and Old Series D Preferred and returning them to authorized but unissued shares of the Company’s preferred stock.

The issuance of the shares of Common Stock in connection with the conversion of the Old Preferred was exempt from the registration requirements of the Securities Act, in reliance on the exemption provided by Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act. Such shares of Common Stock have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

Creation of Series A Preferred

On April 25, 2019, in connection with the Exchange, the Company filed the Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock (the “Series A COD”), a copy of which is attached to this Current Report as Exhibit 3.7, with the Secretary of State of the State of Nevada, designating 300,000 shares of its preferred stock as Series A Convertible Preferred Stock. Each share of Series A Preferred has a stated value of $100 per share (the “Series A Stated Value”). The Series A Preferred rank senior to all of the Company’s outstanding securities, including the Company’s Series B Convertible Preferred Stock.

The Series A Preferred provides the holders with the right to receive a one-time dividend payment equal to 8% of the Series A Stated Value (the “Series A Dividend”), which Series A Dividend shall be paid by the Company on the earlier to occur of (i) when declared at the election of the Company, (ii) one year from the date of issuance, or (iii) when a holder elects to convert its shares of Series A Preferred into Common Stock.

Each share of Series A Preferred is convertible, at the option of the holder, into that number of shares of Common Stock equal to the Series A Stated Value plus all accrued but unpaid dividends, divided by $0.0044313, which conversion rate is subject to adjustment in accordance with the terms of the Series A COD; provided, however, that holders of the Series A Preferred may not convert any shares of Series A Preferred into Common Stock unless and until the Company has effected the Increase in Authorized. In addition, holders of Series A Preferred are prohibited from converting Series A Preferred into Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (or 9.99% upon the election of the holder prior to the issuance of the Series A Preferred) of the total number of shares of Common Stock then issued and outstanding. Each share of Series A Preferred is convertible at the option of the Company, at the same conversion rate set forth above, at such time, if ever, that the Company’s Common Stock is listed on the Nasdaq Stock Market and the Company has paid the Series A Dividend. In addition, upon the occurrence of a Bankruptcy Event (as defined in the Series A COD), the Company shall be required to redeem, in cash, all outstanding shares of Series A Preferred at a price equal to the conversion amount; provided, however, that holders of the Series A Preferred shall have the right to waive, in whole or in part, such right to receive payment upon the occurrence of a Bankruptcy Event.

Holders of the Series A Preferred shall vote on an as-converted basis along with holders of the Company’s Common Stock on all matters presented to the Company’s stockholders; provided, however, that the number of votes that any holder, together with its affiliates, may exercise in connection with all of the Company securities held by such holder shall not exceed 9.99% of the voting power of the Company. In addition, pursuant to the Series A COD, the Company shall not take the following actions without obtaining the prior consent of at least a majority of the holders of the outstanding Series A Preferred, voting separately as a single class: (i) amend the Company’s Charter or bylaws, or file a certificate of designation or certificate of amendment to any series of preferred stock if such action would adversely affect the holders of the Series A Preferred, (ii) increase or decrease the authorized number of shares of Series A Preferred, (iii) create or authorize any series of stock that ranks senior to, or on parity with, the Series A Preferred, (iv) purchase, repurchase or redeem any shares of junior stock, or (v) pay dividends on any junior or parity stock. Furthermore, so long as at least 25% of the Series A Preferred remain outstanding, holders of the Series A Preferred (other than the Direct Investors) shall have a right to appoint two members to the Company’s Board of Directors, and the Board shall not consist of more than five members, unless the holders of a majority of the outstanding Series A Preferred have consented to an increase in such number.

Creation of New Series B Preferred

On April 26, 2019, in connection with the Exchange and subsequent to filing a Certificate of Withdrawal for the Old Series B Preferred, the Company filed the Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock (the “New Series B COD”), a copy of which is attached to this Current Report as Exhibit 3.8, with the Secretary of State of the State of Nevada, designating 1.5 million shares of its preferred stock as Series B Convertible Preferred Stock. The New Series B Preferred ranks junior to the Series A Preferred and senior to all of the Company’s other outstanding securities.

The New Series B Preferred is structured to act as a Common Stock equivalent. Upon the Company amending its Charter to effect the Increase in Authorized, each share of New Series B Preferred shall be converted into 10,000 shares of Common Stock, subject to certain adjustments. Shares of New Series B Preferred may not be converted into Common Stock until the Increase in Authorized is effective. Holders of the New Series B Preferred are not entitled to dividends, unless the Company’s Board of Directors elects to issue a dividend to holders of Common Stock.

Holders of the New Series A Preferred shall vote on an as-converted basis along with holders of the Company’s Common Stock on all matters presented to the Company’s stockholders. In addition, pursuant to the New Series B COD, the Company shall not take the following actions without obtaining the prior consent of at least 50% of the holders of the outstanding New Series B Preferred, voting separately as a single class: (i) amend the provisions of the New Series B COD so as to adversely affect holders of the New Series B Preferred, (ii) increase the authorized number of shares of New Series B Preferred, or (iii) effect any distribution with respect to junior stock, unless the Company also provides such distribution to holders of the New Series B Preferred.

The foregoing descriptions of the Amendments, Certificates of Withdrawal, Series A Preferred and New Series B Preferred are qualified, in their entirety, by the full text of the (i) Second Amended and Restated COD of the Old Series B Preferred, Fourth Amended and Restated COD of the Old Series C COD, and First Amended and Restated COD of the Series D COD are attached to this Current Report as Exhibits 3.1, 3.2 and 3.3 respectively, (ii) Certificates of Withdrawal for each of the Old Series B Preferred, Old Series C Preferred and Old Series D Preferred, copies of which are attached to this Current Report as Exhibits 3.4, 3.5 and 3.6, respectively, and (iii) the Series A COD and New Series B COD, copies of which are attached to this Current Report as Exhibits 3.7 and 3.8 respectively, each of which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2019	True Drinks Holdings, Inc. By: /s/ Brandon Stump
Name: Brandon Stump
Title: Chief Executive Officer